Vertex Energy, Inc. 8-K

Exhibit 10.2

FORM OF CONTINUING GUARANTY

As of February 4, 2022 (the “Effective Date”), FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and as a material inducement to Vertex Refining Alabama LLC, a Delaware limited liability company (“Beneficiary”), entering into the Master Offtake Agreement (“Master Agreement”) effective as of February 4, 2022, with Idemitsu Apollo Renewable Corp., a Delaware corporation (“Buyer”), the undersigned Guarantor (the “Guarantor”) hereby furnishes its guaranty (this “Guaranty”) as follows below. Capitalized terms used in this Guaranty and not otherwise defined have the meanings given to them in the Master Agreement.

1.            Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to Beneficiary the (i) full and prompt payment when due, whether upon acceleration, demand or otherwise, and at all times thereafter, of the Guaranteed Obligations (as hereafter defined) and (ii) punctual performance of all of the payment obligations contained in the Master Agreement (and any Exhibits, Schedules or other attachments thereto) executed by Buyer (together with all instruments, agreements or other documents of any kind or nature now or hereafter executed in connection with the Master Agreement or related thereto, collectively, the “Transaction Documents”), in connection with the Guaranteed Obligations; provided, however, that the total liability of Guarantor hereunder, regardless of any amendment or modification to the Transaction Documents, is limited to the lesser of (i) all amounts owed by Buyer to Beneficiary under the Transaction Documents, or (ii) USD $100,000,000.00. This Guaranty is an absolute, continuing and unconditional guaranty of payment and is not merely a guaranty of collection. As used herein, the term “Guaranteed Obligations” means any and all existing and future indebtedness, obligations, and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Buyer to Beneficiary, arising under any of the Transaction Documents, (including all renewals, extensions, amendments and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Beneficiary in connection with the collection or enforcement thereof). . In addition, Guarantor shall reimburse Beneficiary for all sums paid to Beneficiary by Buyer with respect to such Guaranteed Obligations which Beneficiary is subsequently required to return to Buyer or a representative of Buyer’s creditors as a result of Buyer’s bankruptcy, insolvency, reorganization, liquidation, receivership, or similar proceeding (the foregoing, collectively, “Bankruptcy”) under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America (“United States” or “U.S.”) or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and will include interest that accrues after the commencement by or against Buyer of any proceeding under any Debtor Relief Laws.

2.            Setoff and Deductions; Taxes; Payments. Except as hereafter set forth, the Guarantor will make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of Beneficiary) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to Beneficiary, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as will be necessary to enable Beneficiary to receive the same net amount which Beneficiary would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to Beneficiary certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this Section 2 will survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. Except with respect to matters waived by Guarantor hereunder and subject to the terms hereof, the Guarantor reserves to itself all rights, setoffs, counterclaims, and other defenses to which the Buyer is or may be entitled arising from or under the Transaction Documents.

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3.             Rights of Beneficiary. The Guarantor consents and agrees that Beneficiary may, subject to the terms and provisions of the Transaction Documents, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Beneficiary in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations.

4.	Consent and Waiver.

(a)           The Guarantor waives to the fullest extent permitted by law (i) any defense arising by reason of any disability or other defense of Buyer or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of Beneficiary) of the liability of Buyer; (ii) any right to require Beneficiary to proceed against Buyer, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Beneficiary’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (iii) any benefit of and any right to participate in any security now or hereafter held by Beneficiary; and (iv) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, including but not limited to the benefits of Chapter 43 of the Texas Civil Practice and Remedies Code, as amended (except rights under Section 43.04), §17.001 of the Texas Civil Practice and Remedies Code, as amended, and Rule 31 of the Texas Rules of Civil Procedure, as amended, any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended, or any similar statute, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash It shall not be necessary for Beneficiary, in order to enforce payment by Guarantor under this Guaranty, to exhaust its remedies against Buyer, any other guarantor, or any other person liable for payment or performance of the Guaranteed Obligations.

(b) Except as set forth in this Guaranty, the Guarantor expressly waives all presentments, demands for payment, notices of nonpayment, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. The liability of the Guarantor under this Guaranty shall be absolute, irrevocable and unconditional irrespective of:

(i)       Any defect or deficiency in, or any invalidity or unenforceability of, any Transaction Documents or any other agreement or instrument executed in connection therewith;

(ii)      any change in the time, manner, terms or place of payment of or in any other term of, all or any of the Guaranteed Obligations, or any other modification, extension, amendment or waiver of, or any consent to departure from, any Transaction Documents or any other agreement or instrument executed in connection therewith;

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(iii)     any sale, exchange, release or non-perfection of any property standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any setoff against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv)     failure, omission, delay, waiver or refusal by Beneficiary to exercise, in whole or in part, any right or remedy held by Beneficiary with respect to any Transaction Documents or any transaction under any Transaction Documents; or

(v)      any Bankruptcy affecting the Buyer or its assets.

(c)           Beneficiary may at any time, without the consent of Guarantor, without incurring liability to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) change the manner, place or terms of payment of all or any part of the Guaranteed Obligations, or renew, extend, modify, rearrange or alter all or any part of the Guaranteed Obligations; (ii) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Obligations; (iii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or this Guaranty or to take or prosecute any action in connection with any of the Transaction Documents; (iv) exercise or refrain from exercising any rights against Buyer or others, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Obligations and subordinate the payment of all or any part of the Guaranteed Obligations to the payment of any obligations, indebtedness or liabilities which may be due or become due to Beneficiary or others; and (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Buyer to the satisfaction and liquidation of the indebtedness or obligations of Buyer to Beneficiary, if any, not guaranteed under this Guaranty.

5.             No Right of Revocation; Obligations Independent. Guarantor understands and agrees that Guarantor may not revoke its future obligations under this Guaranty at any time as long as any Guaranteed Obligation is outstanding. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not Buyer or any other person or entity is joined as a party.

6.             Representations and Warranties. Guarantor hereby represents and warrants the following to Beneficiary:

(a)           This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (i) if Guarantor is a corporation or limited liability company, the board of directors or other governing body of Guarantor has determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, or (ii) if Guarantor is a partnership, the requisite number of its partners have determined that this Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor, and (iii) the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit Guarantor directly or indirectly; and

(b)           The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Buyer and any other guarantor such information concerning the financial condition, business and operations of Buyer and any such other guarantor as the Guarantor requires, and that the Beneficiary has no duty, and the Guarantor is not relying on the Beneficiary at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Buyer or any other guarantor (the guarantor waiving any duty on the part of the Beneficiary to disclose such information and any defense relating to the failure to provide the same); and

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(c)           Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) its organizational documents; and that this Guaranty constitutes a valid and binding obligation of the Guarantor enforceable against it in accordance with its terms and term; and

(d)           Neither Beneficiary nor any other party has made any representation or warranty to Guarantor in order to induce Guarantor to execute this Guaranty; and

(e)           The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Beneficiary are and will be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Beneficiary since the date of the last statement thereof; and

(f)            As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor’s assets exceeds and will continue to exceed its liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay its debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage; and

(g)           There are no actions, proceedings or claims pending or, to the Guarantor’s knowledge, threatened against it, the adverse determination of which are likely to have a material adverse effect on the Guarantor’s ability to perform its obligations under, or affect the validity or enforceability against the Guarantor, of this Guaranty.

7.	Covenants. Guarantor hereby covenants and agrees with Beneficiary as follows:

(a)           Guarantor will not, so long as its obligations under this Guaranty continue, transfer or pledge any material portion of its assets for less than full and adequate consideration; and

(b)           Guarantor will promptly furnish to Beneficiary from time to time such financial statements and other financial information of Guarantor as Beneficiary may reasonably require, in form and substance satisfactory to Beneficiary; provided, however, if Guarantor is obligated to provide financial statements to Beneficiary at specific times and in a specific format, those provisions will control over this Section 7(b); and

(c)           Guarantor will promptly furnish to Beneficiary such additional information concerning Guarantor as Beneficiary may reasonably request; and

(d)           If and to the extent any payment is not made when due hereunder, Beneficiary may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with the Beneficiary; and

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(e)           Guarantor will promptly inform Beneficiary of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Obligations or this Guaranty which, if determined adversely, might reasonably be expected to have a material adverse effect upon the financial condition of Guarantor or upon such security or might reasonably be excepted to cause a default under this Guaranty, (ii) any claim or controversy which might reasonably be expected to become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor.

8.	Obligations Not Impaired.

(a)           Guarantor agrees that its obligations under this Guaranty will not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) the lack of corporate power of Buyer, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations, (ii) any receivership, insolvency bankruptcy, or other proceedings affecting Buyer, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations, or any of their respective property; (iii) the partial or total release or discharge of Buyer or any other guarantor of all or any part of the Guaranteed Obligations, or any other person or entity from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Obligations, whether occurring by reason of law or otherwise; (iv) the taking or accepting of any collateral for all or any part of the Guaranteed Obligations or this Guaranty; (v) the taking or accepting of any other guaranty for all or any part of the Guaranteed Obligations; (vi) any failure by Beneficiary to acquire, perfect or continue any lien or security interest on collateral securing all or any part of the Guaranteed Obligations or this Guaranty; (vii) the impairment of any collateral securing all or any part of the Guaranteed Obligations or this Guaranty; (viii) any failure by Beneficiary to sell any collateral securing all or any part of the Guaranteed Obligations or this Guaranty in a commercially reasonable manner or as otherwise required by law; or (ix) any other circumstance which might otherwise constitute a defense available to, or discharge of, Buyer, Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

(b)           This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Obligations is rescinded or must otherwise be returned by Beneficiary upon the insolvency, bankruptcy or reorganization of Buyer, Guarantor, any other guarantor of all or any part of the Guaranteed Obligations, or otherwise, all as though such payment had not been made.

(c)           Guarantor hereby acknowledges that withdrawal from, or termination of, any ownership interest in Buyer now or hereafter owned or held by Guarantor will not alter, affect or in any way limit the obligations of Guarantor hereunder.

(d)           In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Buyer under any Debtor Relief Law or otherwise, all such amounts will nonetheless be payable by the Guarantor immediately upon demand by the Beneficiary.

9.             Insolvency. Should Guarantor become insolvent, or fail to pay Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could reasonably be expected to suspend or otherwise adversely affect the rights and remedies of Beneficiary granted hereunder, then, in any such event, the Guaranteed Obligations will be, as between Guarantor and Beneficiary, a fully matured, due, and payable obligation of Guarantor to Beneficiary (without regard to whether Buyer is then in default under any of the Transaction Documents or whether the Guaranteed Obligations, or any part thereof is then due and owing by Buyer to Beneficiary), payable in full by Guarantor to Beneficiary upon demand, which will be the estimated amount owing in respect of the contingent claim created hereunder.

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10.           Subrogation. Guarantor is subrogated to all rights of the Beneficiary against Buyer in respect of any amounts indefeasibly paid by Guarantor pursuant to this Guaranty; provided, however, Guarantor waives any rights in may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all Guaranteed Obligations are paid in full. If Guarantor so performs and all Guaranteed Obligations are indefeasibly paid in full, Beneficiary will, at Guarantor’s request, execute and deliver to Guarantor appropriate documents on a form or forms reasonably acceptable to Beneficiary to evidence the transfer by subrogation to Guarantor or any interest in the Guaranteed Obligations resulting from such payment by Guarantor.

11.           Subordinated Debt. All principal of and interest, if any, on all indebtedness, liabilities, and obligations of Buyer to Guarantor (the “Subordinated Debt”) whether now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, including but not limited to any obligation of the Buyer to the Guarantor as subrogee of the Beneficiary or resulting from the Guarantor’s performance under this Guaranty, and whether evidenced by written instrument or not, will be expressly subordinated to the indefeasible payment in full in cash of all Guaranteed Obligations. In the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Beneficiary and forthwith turn it over to Beneficiary in the form received, to be applied to the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

12.           Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and will remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash. Notwithstanding the foregoing, this Guaranty will continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Buyer or the Guarantor is made, or the Beneficiary exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Beneficiary in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Beneficiary is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this Section will survive termination of this Guaranty.

13.           [Intentionally Omitted]

14.           No Fraudulent Transfer. It is the intention of Guarantor and Beneficiary that the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty will be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty will be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 14, are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty, the term “applicable law” means as to Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to Guarantor.

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15.           Actions Against Guarantor. In the event of a default in the payment or performance of all or any part of the Guaranteed Obligations, when all or any portion of the Guaranteed Obligations becomes due, whether by its terms, by acceleration or otherwise, Guarantor will, upon written demand signed by a duly authorized officer of Beneficiary, promptly pay the amount due thereon to Beneficiary, in lawful money of the United States, to Beneficiary at such office as Beneficiary may designate for such purpose from time to time in a written notice to Guarantor. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Buyer is sued or in separate actions, as often as Beneficiary deems advisable. The exercise by Beneficiary of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, will not preclude concurrent or subsequent exercise of any other right or remedy.

16.           Notice of Sale. Except as otherwise required by law, in the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Obligations or this Guaranty, reasonable notice will be deemed given when such notice is deposited in the United States mail, postage prepaid, at the address for Guarantor set forth above, ten (10) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held; provided, however, that notice given in any other reasonable manner or at any other reasonable time will be sufficient.

17.           Miscellaneous. If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision will be fully severable, will not impair or invalidate the remainder of this Guaranty and the effect thereof will be confined to the provision held to be illegal, invalid or unenforceable. No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, will be effective unless the same will be in writing and signed by an officer of Beneficiary, and then will be effective only in the specific instance and for the purpose for which given. Nothing contained herein will be construed as an obligation on the part of Beneficiary to extend credit to Buyer. All rights and remedies of Beneficiary hereunder are cumulative of each other and of every other right or remedy which Beneficiary may otherwise have at law or in equity or under any instrument or agreement, and the exercise of one or more of such rights or remedies will not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. The headings in this Guaranty are for convenience only and will not define or limit the provisions hereof. Within this Guaranty, words of any gender will be held and construed to include the other gender.

18.           Assignment. This Guaranty is for the benefit of, and is enforceable by, Beneficiary, its successors and assigns. This Guaranty is binding upon Guarantor and Guarantor’s successors and permitted transferees and assigns, including, without limitation, any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor. Guarantor may not assign in whole or in part this Guaranty or any of its obligations hereunder without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary’s sole discretion, and any purported assignment without Beneficiary’s written consent is null and void ab initio.

19.           Setoff Rights. Beneficiary has the right to set off and apply against the Guaranteed Obligations, any and all amounts owing from Beneficiary to Guarantor if Guarantor’s obligation to remit all or any portion of the Guaranteed Obligations has matured under this Guaranty irrespective of whether or not Beneficiary will have made any demand under this Guaranty. The rights and remedies of Beneficiary hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Beneficiary may have.

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20.           Costs and Expenses. Guarantor will pay on demand by Beneficiary all costs and expenses, including, without limitation, all reasonable attorneys’ fees and arbitral fees incurred by Beneficiary in connection with the successful enforcement, protection and/or collection of this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Beneficiary in any proceeding under any Debtor Relief Laws. This covenant survives the payment of the Guaranteed Obligations and termination of this Guaranty

21.           Compliance with Applicable Usury Laws. Notwithstanding any other provision of this Guaranty or of any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Obligations, Guarantor and Beneficiary by its acceptance hereof agree that Guarantor will never be required or obligated to pay interest in excess of the maximum non-usurious interest rate as may be authorized by applicable law for the written contracts which constitute the Guaranteed Obligations. It is the intention of Guarantor and Beneficiary to conform strictly to the applicable laws which limit interest rates, and any of the aforesaid contracts for interest, if and to the extent payable by Guarantor, will be held to be subject to reduction to the maximum non-usurious interest rate allowed under said law.

22.           GOVERNING LAW AND VENUE. THIS GUARANTY IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN HARRIS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF SUCH STATE WILL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS GUARANTY. ALL LEGAL ACTIONS RELATED TO THIS GUARANTY MUST BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN IN HARRIS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

23.           WAIVER OF RIGHT TO JURY. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE TRANSACTION DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BUYER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE TRANSACTION DOCUMENTS.

24.           NO ORAL AGREEMENTS. THIS GUARANTY AND THE TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the Effective Date.

GUARANTOR:

IDEMITSU KOSAN CO., LTD.

By:
Name:
Title:

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